Exhibit 10.1


                                 LOAN AGREEMENT


          This LOAN AGREEMENT (this "Loan Agreement"), dated as of May 1, 1996, between Udi Toledano ("Toledano"), as Attorney-In-Fact and Agent as for each of the persons and entities identified on Schedule B hereto (collectively, the "Toledano Group"), each of the persons and entities set forth on Schedule C hereto (the "Kingdon Group"), each of the persons and entities identified on Schedule D hereto (the "Edelson Group" and, together with the Toledano Group and the Kingdon Group, the "Lenders," and individually each a "Lender"), and Alyn Corporation, a Delaware corporation ("Borrower").

          WHEREAS, simultaneous with the execution and delivery of this Loan Agreement, Alyn Corporation, a California corporation ("Alyn California") was merged with and into Borrower, under an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement");

          WHEREAS, certain of the initial stockholders of the Borrower prior to such merger were each members of the Toledano Group, the Kingdon Group or the Edelson Group;

          WHEREAS, the other initial stockholders of the Borrower (the "Non-Lender Stockholders") are holders of Borrower common stock; WHEREAS, each of Borrower and Lenders deems it in their respective best interest that Borrower and Lenders enter into this Loan Agreement;

          NOW THEREFORE, in consideration of the mutual agreement and covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Advances. Each Lender, individually, and not jointly, subject to the terms herein, agrees to loan funds to Borrower and Borrower agrees to borrow funds from Lenders, on a monthly basis (each such loan an "Advance") as set forth and in accordance with the payment schedule set forth in Schedule A attached hereto (the "Payment Schedule").

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Each Advance shall be a secured loan as more fully described herein, for general corporate purposes, up to a maximum amount at any time outstanding excluding interest not to exceed $5,000,000. Simultaneously upon each Advance, Borrower agrees to enter into and deliver to the Toledano Group, the Kingdon Group or the Edelson Group, as the case may be, a Secured Promissory Note (the "Note(s)") substantially in the form set forth in Exhibit A attached hereto. The initial advance hereunder shall be in the principal amount of $1,500,000 and shall be loaned by in part by each of the Toledano Group, the Kingdon Group and the Edelson Group, as the case may be, to Borrower on the date hereof, and each subsequent Advance shall be made by the particular Lender and on the dates as more fully set forth in the Payment Schedule. Failure to fund any Advance shall be non-recourse to Lenders except for certain rights granted to the (i) Non-Defaulting Lenders (as defined in Section 4) to fulfill the obligation of the Defaulting Lender (as defined in Section 4) and to cause a divestiture of some of the capital stock of Borrower owned by the Defaulting Lender, and (ii) Borrower to cause divestiture of some of the Capital Stock owned by the Defaulting Lender, all as more fully described in Section 4, below.

          SECTION 2. Interest. The aggregate principal amount of the Advances from time to time outstanding under all of the Note(s) (and, to the extent permitted by law, any accrued and overdue interest) shall bear simple interest at a fixed rate per annum equal to eight (8%) percent. All accrued and unpaid interest on the Advances shall be paid quarterly to the extent of Available Cash Flow (as defined below), until all the obligations have been paid in full. "Available Cash Flow" shall mean any cash flow not required for operations, debt service of more senior obligations, or capital expenditures and, in addition, until May 1, 1997, shall not include any other cash flow which the Borrower's chief executive officer determines in his discretion should be retained as reserves, for future working capital needs or for other

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corporate purposes. Upon Borrower's failure to pay principal at maturity,
Borrower's interest rate, to the extent permitted by law, shall increase to ten percent (10%) per annum commencing on the maturity date, until paid in full, provided however, that the payment of ten percent (10%) per annum shall not be deemed a waiver of any other rights or remedies Lender may have for failure to pay interest or principal when due or otherwise for breach of this Loan Agreement.

          SECTION 3. Conditions to Advances. Each Advance hereunder is subject to the satisfaction of Lenders of the following: (i) Borrower and Acquisition Corporation shall have entered into and delivered the Merger Agreement and the merger contemplated thereby shall have become effective under the laws of the State of Delaware in accordance with the terms thereof; (ii) this Agreement and the Note(s) shall be duly authorized, executed and delivered by Borrower, and shall be valid, binding and in full force and effect; (iii) there shall be no Event of Default (as defined herein), or event which with notice or the passage of time would constitute an Event of Default, which has occurred and is continuing at the time of a scheduled Advance; and (iv) the representations and warranties made by Borrower and/or the Management Stockholder (as defined in the Merger Agreement) in Sections 3.2, 3.4, 3.7, 3.11, 3.18 and 3.19(b) of the Merger Agreement shall be true and correct in all material respects as of the date hereof. SECTION 4. Remedies for Failure to Make Advance. A. If any Lender has failed to fund all or any part of any Advance within three (3) business days (which for this Loan Agreement shall mean days on which commercial banks in the City of New York are open for business) of the date of the scheduled Advance from that Lender as set forth in the Payment Schedule (the "Defaulting Lender(s)"), then the parties hereto shall have the following rights and obligations, it being understood that for the purpose of being subject to Defaulting

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          Lender obligations, and exercising rights granted to Lenders which have not defaulted in payment of a particular Advance ("Non-Defaulting Lender(s)"), in this Section 4, each of the Toledano Group, the Kingdon Group and the Edelson Group shall be considered as separate parties with respect to both failure to fund and becoming a Defaulting Lender, and exercising rights as a Non-Defaulting Lender: (i) The Non-Defaulting Lender(s) has the unconditional right to fund the defaulted scheduled Advance on behalf of Defaulting Lender(s) within one (1) business day after the third (3rd) day from the scheduled advance date, in which event the Defaulting Lender(s) shall and does hereby agree to grant to the Non-Defaulting Lender(s) an option to acquire, from the Defaulting Lender(s), that number of shares of Common Stock, $.01 par value per share (the "Common Stock") of Borrower set forth below the Defaulting Lender'(s) name on the Payment Schedule opposite the date of the scheduled Advance (or pro rata amount thereof if less than the full Advance is defaulted upon by the Defaulting Lender and funded by the Non-Defaulting Lender(s)), free and clear of all liens, security interests, claims or other encumbrances, for a purchase price of $0.10 per share.

          (ii) If the Non-Defaulting Lender(s) does not exercise its right to fund the defaulted scheduled Advance on or prior to the fourth (4th) business day from the scheduled advance date, then each of the parties hereto agrees that the Non-Lender Stockholder(s) shall have the unconditional right to fund the defaulted scheduled Advance on behalf of Defaulting Lender(s) within one
(1) business day after the fourth (4th) day from the scheduled advance date, in which event the Defaulting Lender(s) shall and does hereby agree to grant to the Non-Lender Stockholder(s) an option to acquire the number of shares of Common Stock of Borrower set forth below the Defaulting Lender'(s) name on the Payment Schedule opposite the date of the scheduled Advance (or pro rata amount thereof if less than the full Advance

                                      -4-
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is defaulted upon by the Defaulting Lender and funded by the Lender
Stockholder(s), free and clear of all liens, security interests, claims or other encumbrances, for a purchase price of $0.10 per share.


          (iii) If neither of the Non-Defaulting Lender(s) or the Non-Lender Stockholder(s) exercises its right to fund the Advance on or prior to the sixth
(6th) business day from the scheduled advance date, then each of the parties hereto agrees to the following:

          (a) if immediately prior to the date of a scheduled Advance a Lender has not asserted that any condition to funding under Section 3 hereof has failed to be satisfied, then the Defaulting Lender(s) shall be entitled to retain ownership of all of the Common Stock set forth below such Defaulting Lender(s)' name on the Payment Schedule for which Advances have been previously made, but the Defaulting Lender(s) shall and does hereby grant an option to Borrower, and Borrower shall have the unconditional right to purchase from the Defaulting Lender(s) that number of shares of Common Stock owned by the Defaulting Lender(s) set forth below the Defaulting Lender(s)' name on the Payment Schedule opposite the date of the Scheduled Advance plus that number of shares of Common Stock set forth below the Defaulting Lender(s)' name on the Payment Schedule corresponding to each subsequent Scheduled Advance from that day forward (such an event a "Partial Divestiture Event"), free and clear of all liens, claims, security interests and encumbrances, for a purchase price of $0.10 per share; and

          (b) regardless of the aggregate amount of all prior Advances funded, immediately prior to the date of the scheduled Advance if a Lender reasonably and in good faith asserts that any material condition to the funding under
Section 3 hereof has failed to be satisfied, and as a result thereof does not fund an Advance, that Defaulting Lender(s) shall be

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entitled to retain ownership of all of the Common Stock below such Defaulting
Lender(s)' name on the Payment Schedule for past and any additional future scheduled Advances.

          B. Any dispute of the matters referred to herein shall be determined, and the rights of the parties shall be governed by arbitration before Judicial Arbitration and Mediation Services, Inc. at its New York office. The fees of such arbitration shall be borne by the non-prevailing party; provided, however, that if it is determined by the parties or the arbitration that the conditions to Advances in Section 3 hereof were satisfied notwithstanding the assertion of a failure of condition, the Defaulting Lender shall be subject to a Partial Divestiture Event, unless the Defaulting Lender, within three (3) business days of such determination, cures the failure to Advance by making the full amount of the defaulted Advance. The Lenders and Non-Lender Stockholders agree to cooperate with each other in good faith in the exercise of rights and the fulfillment of obligations in accordance with this Section 4, including, without limitation, the pro rata sharing of rights as a Non-Defaulting Lender(s) or Non-Lender Stockholder(s).

          C. The parties' sole and exclusive remedy for a failure to make an Advance, or the failure of a condition to an Advance, shall be as set forth in this Section 4.

          D. Each Lender agrees in good faith that it will give prompt written notice to the Company if it determines to not fund its next required scheduled Advance, or if it has been notified in writing by another Lender that such other Lender has determined to not fund the next required scheduled Advance of that other Lender.

          SECTION 5. Termination; Repayments of Advances. This Loan Agreement shall terminate, and the principal amount of the Note(s) and the accrued and unpaid interest (the "Outstanding Balance") thereon shall be due and payable on
(i) April 27, 2001 (the "Stated Maturity Date"); provided, however, that the obligations of the Lenders to fund any scheduled

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Advances shall terminate as to any Advances not then due on the date that either (a) Borrower has closed a public offering of its capital stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, with gross cash proceeds to the Borrower of not less than $15 million provided, that the aggregate value of the Borrower prior to the consummation of any such transaction is at least $40 million ("Qualifying Public Company"), or (b) Borrower has closed a merger or other business combination with another company such that Borrower's business continues as part of a Qualifying Public Company. The parties hereto acknowledge and understand that pursuant to the terms of the Stockholders' Agreement (the "Stockholders' Agreement"), by and among Borrower and the stockholders of Borrower, that the Lenders, as stockholders of Borrower, are authorized to commence either (a) an initial public offering of the capital stock of Borrower or (b) a merger or other business combination with another company such that Borrower continues as part of a Qualifying Public Company.

          SECTION 6. No Senior or Other Indebtedness. Borrower has represented that it has no indebtedness outstanding except for (i) those obligations set forth in the Exhibits 3.12(a) and 3.12(b) to the Merger Agreement or (ii) standard trade payables incurred in the ordinary course of business, on the date hereof. The obligations and liabilities of Borrower to Lender under this Loan Agreement and the Note(s) shall be junior in right of payment to any future indebtedness for money borrowed by the Borrower; provided, however, that
(i) Borrower can make, and the Lenders can receive scheduled interest payments provided Borrower is not in default of principal payment to such senior indebtedness, and (ii) Borrower can make, and the Lender can receive repayments of principal at the Stated Maturity Date, whether or not Borrower is in default under any senior indebtedness.

                                      -7-
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          SECTION 7. Collateral Security. To secure the full payment and performance of all of Borrower's liabilities and obligations to Lenders under this Loan Agreement and the Note(s), Borrower shall grant Lender a first priority security interest in all of Borrower's real and personal property and other assets existing on the date hereof, and a first priority security interest in all of Borrower's other assets, including, without limitation, inventory and accounts receivable, acquired after the date hereof, other than such interests which may be granted from and after the date of this Agreement to third-party lenders with respect to accounts receivable, inventory financing and lease financing entered into after the date hereof and purchase money security interest in equipment and fixtures. The rights of Lenders with respect to their security interests in Borrower's assets shall be subordinate to such interests.

          SECTION 8. Events of Default. Upon the occurrence (without giving effect to notice or the passage of time) of any of the following events of default ("Events of Default"): (a) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or all or any substantial part of its properties and such petition or application is not dismissed within ninety (90) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; or (b) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Borrower or for all or any part of its property; or (c) Borrower shall fail to pay as and when due (whether

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at stated maturity, by mandatory prepayment, acceleration or otherwise) any principal on the Note(s) when due or interest on the Note(s) within ten (10) business days after the same becomes due and payable, then, and in each and every such case, the entire unpaid principal amount of the Note(s) and any accrued and unpaid interest thereon shall automatically become due and payable; provided, however, that Lenders by written notice to Borrower may waive any default and/or rescind and annul any such acceleration, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or impair any right consequent thereon or any term, provision or covenant herein.


          SECTION 9. Representations and Warranties. (a) Borrower hereby represents and warrants that (i) each of the representations and warranties made by Borrower and its Management Stockholder in the Merger Agreement are incorporated by reference herein, and, as of the date hereof, are true and correct in all material respects and (ii)(a) it is a corporation duly incorporated and validly existing, in good standing, under the laws of Delaware, and has full power, authority and legal right to make this Loan Agreement and perform its obligations hereunder and under the Note(s) and has applied to be duly qualified as a foreign corporation in the State of California, (b) the making and performance by Borrower of this Loan Agreement and the Note(s) have been duly authorized by all necessary corporate action, have been duly executed and delivered by Borrower, do not violate any provision of any applicable law, rule or regulation, any order, writ or injunction of any court or other agency or government or any provision of its charter or by-laws, or any agreement or instrument to which Borrower is a party or any of its properties or assets is bound, and do not and will not result in the breach of, or constitute a default under (with or without the lapse of time), or require any consent under, any indenture or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, (c) no authorization or approval of any public

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regulatory body is required in connection with the execution, delivery or performance by it of this Loan Agreement or the Note(s), and (d) this Loan Agreement and the Note(s) constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms.


          (b) Each of the Lenders represents and warrants, severally and not jointly, that (i) each of them has the requisite power and authority to execute and deliver this Loan Agreement and to perform the obligations arising pursuant to the terms and conditions hereunder, and (ii) that this Loan Agreement constitutes a legal, valid and binding obligation of each Lender, enforceable against such Lender in accordance with its terms. SECTION 10. No Amendments. This Loan Agreement may not be amended or modified except by a duly authorized written agreement of Lenders and Borrower.

          SECTION 11. Successors and Assigns. This Loan Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, without the express prior consent of Lenders, Borrower may not assign any of its rights hereunder, and provided further that there shall be no third party beneficiaries of this Loan Agreement other than the Non-Lender Stockholder(s).

          SECTION 12. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to a party at the following addresses:

               To Borrower:

                          Alyn Corporation
                          2925 College Avenue
                          Costa Mesa, California  92626
                          Attention:  President
                          Tel:  (714) 641-8021
                          Fax:  (714) 641-9170


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                  To Lenders:

                           Toledano Group
                           c/o Andromeda Enterprises, Inc.
                           545 Madison Avenue, Suite 800
                           New York, New York 10022
                           Attention:  Udi Toledano, as Agent
                           Tel:  (212) 750-6410
                           Fax:  (212) 750-5439


                           Kingdon Group
                           c/o Kingdon Capital Management Corp.
                           152 West 57th Street
                           New York, New York 10019
                           Attention:  Michael Markbreiter
                           Tel:  (212) 333-0122
                           Fax:  (212) 582-2636


                           Edelson Group
                           c/o Edelson Technology Partners
                           300 Tice Boulevard
                           Woodcliff Lake, New Jersey 07675
                           Attention:  Harry Edelson
                           Tel:  (201) 930-9898
                           Fax:  (201) 930-8899


                  with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Gerald A. Eppner, Esq.
                           Tel: (212) 856-7000
                           Fax: (212) 339-9150


                  and with any notice, a courtesy copy to:

                           Law Offices of Harri J. Keto
                           228 West Main Street
                           Tustin, California  92680
                           Attention:  Harri J. Keto, Esq.
                           Tel: (714) 730-6420
                           Fax:  714) 838-0608


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or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, three (3) days after mailing.

          SECTION 13. Governing Law. This Loan Agreement shall be construed in accordance with and governed by the law of the State of New York. SECTION 14. Waiver of Jury Trial. Borrower hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Loan Agreement, the Note(s) or any other agreement or instrument contemplated hereby.

          SECTION 15. Waivers. Any waiver, permit, consent, or approval by Lenders of any specific event of default or breach of any condition, covenant or obligation of Borrower hereunder shall be effective only to the extent in writing, and shall not be deemed a waiver of the exercise of any other rights, powers or privileges hereunder. No failure or delay on the part of Lenders in the exercise of any right, power or privilege hereunder shall be deemed a waiver thereto or preclude the exercise of any right, or power or privilege.


          SECTION 16. Cumulative Remedies. All rights and remedies existing under this Loan Agreement or the Note(s) are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. S

          ECTION 17. Expenses; Indemnification. Borrower does and hereby agrees to pay all reasonable costs and expenses of Lenders in connection with the negotiation, execution and delivery of this Loan Agreement, the Note(s) and other documents contemplated hereby in accordance with Section 9.9 of the Merger Agreement which costs and expenses

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shall be reimbursed out of or deducted from the initial Advances under this
Loan Agreement. Borrower does and hereby agrees to pay all costs and expenses of Lenders in connection with the performance of Lenders rights and obligations hereunder, the Note(s) and the other documents contemplated hereby are thereunder, and indemnifies and holds Lenders harmless against all liabilities, claims, losses, damages, and costs and expenses related thereto.

          SECTION 18. Counterparts. This Loan Agreement may be executed simultaneously by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 19. No Stockholder Liability. The terms and provisions of this Agreement shall in no way impose any personal liability upon any Stockholder (as defined in the Merger Agreement) to repay the loan herein.

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          IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year first above written.


                                  BORROWER:

                                  ALYN CORPORATION


                                  By:      /s/ Robin A. Carden
                                           Name:
                                           Title:

                                  LENDERS:


                                  THE TOLEDANO GROUP:



                                  /s/ Udi Toledano
                                  Udi Toledano, as
                                  Agent and Attorney-In-Fact


                                  THE KINGDON GROUP:

                                  Kingdon Associates, L.P.

                                  By:      /s/ M. Kingdon



                                  Kingdon Partners, L.P.

                                  By:      /s/ M. Kingdon



                                  M. Kingdon Offshore NV

                                  By:      /s/ M. Kingdon



                                  THE EDELSON GROUP:

                                  Edelson Technology Partners III

                                  By:      /s/ Harry Edelson


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

                                PAYMENT SCHEDULE
                       Advances and Repayments                      SCHEDULE A






Date     Advance        Toledano   Kingdon     Edelson        Total           Toledano      Kingdon     Edelson       Non-Lender
                       Group       Group       Group          Lender Shares   Group         Group       Group         Stockholders


Closing  1,500,000   $382,500      $892,500    $225,000      12,000           3,060        7,140       1,800         3,900

 6/1/96  1,000,000   255,000       595,000     150,000       8,000            2,040        4,760        1,200         2,600

 7/1/96  1,400,000   357,000       833,000     210,000      11,200            2,856        6,664        1,680         3,640

 8/1/96  250,000     63,750        148,750     37,500       2,000             510          1,190        300           650

 9/1/96  250,000     63,750        148,750     37,500       2,000             510          1,190        300           650

10/1/96  250,000     63,750        148,750     37,500       2,000             510          1,190        300           650

11/1/96  350,000     89,250        208,250     52,500       2,800             714          1,666        420           910


         $5,000,000 $1,275,000     $2,975,000  $750,000     40,000            10,200       23,800       6,000         13,000



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                                   SCHEDULE B

TOLEDANO GROUP                                    Individual Loan Percentages
                                                  relative to the Entire Group


Stephen & Rosalie Balog                              3.9216%
Gary & Stephanie Escandon                            7.8431%
Frontier PTY Limited, Trustee for Frontier Trust    11.7646%
First Pacific Capital                                       7.8431%
Fred S. Fraenkel                                     3.9216%
Herbert Turk                                        28.4314%
Udi Toledano                                        28.4314%
James M. Stuart, Jr.                                        3.9216%
James M. Stuart, Jr., Trustee U/A Dated                     3.9216%
                                                           --------
    May 1, 1987 F/B/O John E. Stuart

                                                    100.00%

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                                   SCHEDULE C

KINGDON GROUP                         Individual Loan Percentages
                                      relative to the Entire Group

Kingdon Associates, L.P.                      20.1681%
Kingdon Partners, L.P.                        20.1681%
M. Kingdon Offshore NV                        59.6638%
                                              --------

                                              100.00%

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                                   SCHEDULE D

EDELSON GROUP                                  Individual Loan Percentages
                                               relative to the Entire Group

Edelson Technology Partners III                            100.00%



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